KCSA
PUBLIC RELATIONS                                                            NEWS
WORLDWIDE
--------------------------------------------------------------------------------
Public and Investor Relations, Corporate and Marketing Communications




FOR:                       MEDIX RESOURCES, INC.

CONTACT:                   John R. Prufeta, President and CEO
                           (212) 697-2509
                           (212) 681-9817 (fax)
                           jprufeta@cymedix.com
KCSA INVESTOR              Sarah Shepard / Elena Bonaiuto
CONTACTS:                  (212) 896-1236 / (212) 896-1233
                           (212) 697-0910 (fax)
                           sshepard@kcsa.com / ebonaiuto@kcsa.com
                           -----------------   ------------------

KCSA MEDIA                 Jessica Gates / Kevin Rini
CONTACTS:                  (212) 896-1229 / (212) 896-1292
                           jgates@kcsa.com / krini@kcsa.com
                           ---------------   --------------

                                                           FOR IMMEDIATE RELEASE


    Medix and ParkStone Announce Integrated Solution for Physician Practices

       Software Interface Enables Seamleess Connectivity Between Practice
             Management Systems and ParkStone's Hand-held Solution

         NEW  YORK,  November  9,  2000 -  Medix  Resources,  Inc.  (AMEX:  MXR)
announced the availability of Medix's patented Universal Interface with ParkStone's hand-held application for physicians. This integrated capability enables the upload of patient demographics and insurance data from pre-existing physician practice management systems (PMS) to the ParkStone System, without the need for custom programming code. This enables the ParkStone System to synchronize with the PMS seamlessly and efficiently, allowing physicians to use the ParkStone system in combination with the PMS without changing physician workflow. The companies will now field test the integrated units in doctors' offices. Improving physician office efficiencies without changing the way physicians practice is a key factor in gaining physician adoption of the companies' office and provider connectivity solutions.



                                     (more)



MEDIX/2


         ParkStone and Cymedix continue to work together to fully integrate their products to include hand-held delivery of medication history, plan-specific formularies, medication prior authorization forms, lab orders and results, and electronic claims submissions.


         John Prufeta, Chief Executive Officer of Medix commented, "We are pleased with the ongoing joint development efforts with ParkStone and the progress made to date in this important strategic alliance. I continue to believe that the combination of ParkStone's world-class hand-held product and Medix's breakthrough proprietary technology represents a powerful value proposition for the mainstream physician. We expect 2001 to be an exciting year in terms of both co-development as well as joint deployment of our integrated solution."


          "The ability for the ParkStone hand-held application to seamlessly synchronize with practice management systems is a critical need to drive maximum physician satisfaction and office efficiency," said John H. Johnson, ParkStone President and CEO. "ParkStone's ability to leverage the Cymedix proprietary interface tool along with Cymedix capabilities to integrate medication histories and other clinical information into the hand-held system from various sources puts ParkStone ahead of the curve in this market."


About Medix Resources, Inc.
         Medix Resources, Inc. through its wholly owned subsidiary Cymedix Lynx Corporation is the developer and provider of the Cymedix.com(R) suite of fully-secure, patented Internet based software products, that will allow instantaneous communication of high value added healthcare information among doctor offices, hospitals, health management organizations and insurance companies. Additional information about Medix Resources and its products and services can be found by visiting its Web sites, www.medixresources.com and www.cymedix.com, or by calling (800) 326-8773.








MEDIX/3


About ParkStone Medical Information Systems, Inc.

     Founded in 1997 by Glenn M. Parker, M.D., a board certified internist, and Lewis P. Stone, B.S., C.S.E., a software systems architect, ParkStone Medical Information Systems, Inc. is a leader in the development of hand-held solutions for physicians. Today over 1,000 physicians are using ParkStone's mobile hand-held solution for medication management, referral generation and diagnostic test management. ParkStone is a privately held company based in Ft. Lauderdale, Fla. and funded by Oak Investment Partners, Partech International, Cardinal Health Partners and Salix Ventures. For more information about ParkStone, please visit the ParkStone Web site at www.parkstonemed.com or contact Tim Brons 212-213-0006 or Michael Tabris 561-369-1411.

                                      # # #

Information in this press release contains forward-looking statements that involve risks and uncertainties that might adversely affect the Company's operating results in the future to a material degree. Such risks and uncertainties include, without limitation, the ability of the Company to raise capital to finance the development of its software products, the effectiveness and the marketability of those products, the ability of the Company to protect its proprietary information, and the establishment of an efficient corporate operating structure as the Company grows. These and other risks and uncertainties are presented in detail in the Company's Form 10-KSB for 1999,and its Form 10-QSB for the second quarter of 2000, which were filed with the Securities and Exchange Commission on March 30, 2000, and August 10, 2000, respectively. This information is available from the SEC or the Company.



           This press release and prior releases are available on the KCSA Public Relations Worldwide Web site at www.kcsa.com